UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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On August 14, 2017, The Procter & Gamble Company (“P&G”), posted the following material to the P&G website voteblue.pg.com and may in the future send or use the same or substantially similar communications from time to time:

Home From the CEO our Board Our Results Our Plan FAQ HOW TO VOTE Building a better P&G! Shareholders face an important decision regarding the future of their P&G investment. A New York hedge fund has nominated Nelson Peltz to stand for election at the upcoming Annual Meeting of Shareholders. We believe adding him to the Board would derail the very significant value creation progress we are making. P&G is on the right track and Mr. Peltz has offered no new actionable ideas to drive additional value beyond the continued successful execution of P&G’s ongoing transformation. Vote the Blue Proxy Card HOW TO VOTE
P&G is on The Right Track David S. Taylor Chairman of the Board, President and Chief Executive Officer View The Message Total Shareholder Return Comparison Our fiscal 2017 results demonstrate that the actions we have taken and the plan we have in place are working. Since the CEO transition on November 1, 2015, our team has delivered total shareholder return (“TSR”) that outperformed the S&P 500 and is well above the vast majority of peers selected by Trian throughout that same time period. Now is the time to build on our momentum and prevent anything from derailing the work that is delivering improvement.
27% 13% 16% 24% 8% P&G P&G peers per trian S&P Consumer S&P 500 index Peltz Serving On board
*Market data as of August 9, 2017. P&G Peers per Trian include Beiersdorf, Church & Dwight, Clorox, Colgate-Palmolive, Edgewell Personal Care, Henkel, Kimberly-Clark, L’Oréal, Reckitt Benckiser, Unilever.

Now is the time to build on our momentum and prevent anything from derailing the work that is delivering improvement. “We met or exceeded each of our going-in objectives for the Fiscal Year 2017 in a challenging macro and competitive environment. We made significant progress on our key priorities ... now is the time to accelerate our efforts to execute and deliver on the plans we’ve put into action.” DAVID TAYLOR, P&G CHAIRMAN, PRESIDENT & CHIEF EXECUTIVE OFFICER How to Vote the Blue Card VOTE ONLINE VOTE BY MAIL VOTE BY PHONE HOME FROM THE CEO OUR BOARD OUR RESULTS OUR PLAN FAQ HOW TO VOTE

Home From the CEO our Board Our Results Our Plan FAQ HOW TO VOTE From the CEO Listen to P&G Chairman, President & CEO David Taylor share his candid insights with employees. In highlights from a recent town hall, Taylor offers his perspective on how the current strategy is working and why shareholders should vote the Blue Proxy Card to elect ALL of P&G’s highly qualified and diverse Directors. WATCH VIDEO We strongly recommend you vote the BLUE Proxy Card to maintain our momentum and continue advancing our plan for the following reasons: P&G is delivering growth and shareholder value with a strategy and plan that is working. P&G has transformed itself with a streamlined and focused portfolio of brands and categories. P&G is fueling growth and value through significant productivity improvements. P&G has simplified its organization design to drive clear ownership and accountability for decisions and results by category. P&G is raising the bar to a new standard of excellence to meet the needs of consumers. P&G has a highly diverse and experienced Board that was carefully selected to bring the right balance of fresh perspectives and strong institutional knowledge.

We believe Mr. Peltz initiated the proxy contest to satisfy his own agenda and to meet the expectations of his limited partners. What’s best for P&G right now is balance and focus, with the Board and employees continuing a steady commitment to a plan that is working. P&G will not benefit from change for the sake of change. Click here to learn how to vote the BLUE Proxy Card today. To learn more about how we are continuing to deliver on our goal of balanced growth, value creation and total shareholder return, please view the following letters. Messages From Chairman, President and CEO David Taylor Delivering on Commitments Fiscal 2017 was a success – we met or exceeded our objectives despite slowing market growth and volatile currency and commodity environments around the world. P&G is on the Right Track Since the CEO transition on November 1, 2015, our team has delivered total shareholder return of 27% - well above the 8% weighted average return during the same period for companies where Nelson Peltz serves as a Board member. READ LETTER READ LETTER VOTE THE BLUE PROXY CARD TODAY Online Voting is Quick and easy to use Find your unique control number in the box located next to the arrow on your blue proxy or blue notice card. How to Vote HOME FROM THE CEO OUR BOARD OUR RESULTS OUR PLAN FAQ HOW TO VOTE

Home From the CEO our Board our Results Our Plan FAQ HOW TO VOTE Meet our Board Vote For All Of P&G’s Highly Qualified and Experienced Director Nominees P&G has a diverse, experienced, best-in-class Board of Directors that is actively engaged in overseeing the Company’s transformation and is driving change and delivering significant shareholder value. We have rigorous selection criteria, which has produced a highly diverse Board, with each member bringing a specific set of skills that is aligned with the Company’s long-term strategic priorities. Our board includes 11 highly qualified individuals, ten who are independent and four who were added in the past five years. This includes digital founders, CEOs, retail leaders, and individuals with proven track records who have led or transformed large multinational enterprises. We strongly recommend that you vote the BLUE Proxy Card FOR ALL of P&G’s 11 Director Nominees. Francis S. Blake Angela F. Braly Amy L. Chang Kenneth I. Chenault Scott D. Cook Terry J. Lundgren W. James McNerney, Jr. David S. Taylor Margaret C. Whitman Patricia A. Woertz Ernesto Zedillo

VOTE THE BLUE PROXY CARD TODAY Online Voting is Quick and easy to use Find your unique control number in the box located next to the arrow on your blue proxy or blue notice card How to Vote HOME FROM THE CEO OUR BOARD OUR RESULTS OUR PLAN FAQ HOW TO VOTE

Home From the CEO Our Board Our Result Our Plan FAQ HOW TO VOTE Our Results “We met or exceeded each of our going-in objectives for the Fiscal Year 2017 in a challenging macro and competitive environment. We made significant progress on our key priorities ...now is the time to accelerate our efforts to execute and deliver on the plans we’ve put in to action.” DAVID TAYLOR, P&G CHAIRMAN, PRESIDENT & CHIEF EXECUTIVE OFFICER P&G is on the Right Track Our fiscal 2017 results demonstrate that the actions we have taken and the plan we have in place are working. In fact, we met or exceeded each of our fiscal 2017 objectives. Delivery of our financial goals has also translated into share price gains for our shareholders. Since the CEO transition on November 1, 2015, our team has delivered total shareholder return (“TSR”) of 27% — well above the vast majority of peers selected by Trian throughout that same time period. P&G also outperformed the S&P 500, which delivered a TSR of 24% in that same timeframe. Now is the time to build on our momentum, and prevent anything from derailing the work that is delivering improvement. Total Shareholder Return Comparison 27% 13% 16% 24% 8% P&G P&G peers per trian S&P consumer S&P 500 index Peltz serving on board *Market data as of August 9, 2017. P&G Peers per Trian include Beiersdorf, Church & Dwight, Clorox, Colgate-Palmolive, Edgewell Personal Care, Henkel, Kimberly-Clark, L’Oréal, Reckitt Benckiser, Unilever.

FISCAL 2017 Result Our robust fiscal 2017 results demonstrate that the actions we have taken and the strategic plan we have in place are working. $22 billion of value was returned to shareholders through the combination of $7.2 billion of dividend payments, $9.4 billion of share exchanges in the Beauty Brands transaction and $5.2 billion of direct share repurchases. Organic sales growth of two percent for the year Net sales were $65.1 billion, unchanged versus the prior year, including a negative two percentage point impact from foreign exchange. $12.8 billion of operating cash flow was generated, with adjusted free casflow productivity of 94%. To learn more about how we’re continuing to deliver balanced growth, value creation and total shareholder return view these downloads below: OUR FULL FOURTH QUARTER AND FISCAL YEAR 2017 RESULTS REPORT OUR 2017 ANNUAL REPORT P&G is on the right Track David S. Taylor Chairman of the Board, President and Chief Executive Officer View the Message HOME FROM THE CEO OUR BOARD OUR RESULTS OUR PLAN FAQ HOW TO VOTE

Home From the CEO our Board Our Results Our Plan FAQ HOW TO VOTE OUR PLAN We have a strategy that is working and an organization that is delivering results. Our objective is clear - meeting the needs of consumers better than the best competitors to deliver winning total shareholder return. Learn how our new standard of excellence, a strengthened portfolio, a productivity mindset and an empowered organization are helping us reach our goals. Raising the Bar to a New Standard of Excellence We are raising the bar to a higher standard of performance for all our brands, with greater superiority in all elements of the consumer proposition. Success on all five of these elements represents a significant opportunity to accelerate top-line growth.

Superior Products



Superior Packaging



Superior Brand communications


3x

Excellent In-store and Online Execution



Winning Consumer & Retail Customer Value Equations



After using Tide PODS for four weeks, consumers lowered their assessment of their previous detergent by more than 10 points.



P&G has an approx. 80% scent bead share in the markets where we compete, supporting overall category growth of nearly 20% in fiscal year 2017.



The Always #LikeAGirl campaign has started a movement to help girls feel more confident—and has helped Always gain more than two points of U.S. market share.



Pantene's new, simpler in-store shelf design has helped generate record market share for Pantene in Brazil in fiscal year 2017.


SK-II

Our super-premium SK-II skin care brand is delighting consumers, and has delivered consistent double-digit growth in fiscal year 2017.



Building a Better Company

Learn how our new standard of excellence, a strengthened portfolio, a productivity mindset and an empowered organization are helping us get there.

WATCH VIDEO



A New Standard of Excellence

We are setting a new standard of excellence across a strengthened portfolio of 65 brands in 10 core categories. Learn how we are raising the bar across all elements of our consumer value proposition including product, packaging, communications, retail and value superiority.

WATCH VIDEO

A Focused Portfolio P&G is a very different company today than it was in the past. We’ve developed a strengthened, streamlined portfolio focused on 65 brands in 10 core categories. Learn how we are raising the bar to a higher standard of performance for our brands, with greater superiority in all elements of our consumer value proposition. WAT C H V I D E O Empowering Culture P&G is dedicated to strengthening our organization, culture and accountability. By moving resources closer to consumers and deepening the mastery of our employees, we are succeeding with greater speed and agility. Learn how we are focusing our efforts and creating P&G shareowner value. WAT C H V I D E O Investing in Growth P&G is raising the bar for productivity to provide the fuel for growth. With this approach, we’ve saved $10 billion over the past several years and plan to save up to an additional $10 billion by Fiscal Year 2021. Learn how we are focusing our efforts and creating P&G shareholder value. WAT C H V I D E O VOTE THE BLUE PROXY CARD TODAY Online Voting is Quick and easy to use Find your unique control number in the box located next to the arrow on your blue proxy or blue notice card. How to Vote HOME FROM THE CEO OUR BOARD OUR RESULTS OUR PLAN FAQ HOW TO VOTE

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Frequently Asked
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Below are responses to some of the most frequently asked questions. If your question isn’t answered below, please call P&G proxy solicitors, D.F. King & Co., Inc. at (877) 361-7966 or mackenzie Partners, Inc. at (800) 322-2885.
FAQ Sections
Why Vote Blue
Proxy and Voting Information
P&G’s Annual Shareholder Meeting
Other Questions
Every year, P&G holds an annual shareholder meeting to elect its Board of Directors, vote on other proposals, review recent business results and discuss the outlook for the future. This year, Trian Partners, a New York City-based hedge fund, has nominated Nelson Peltz, its founder, as an opposition candidate to run for a seat on P&G’s Board of Directors. P&G opposes Trian’s nomination and is strongly recommending shareholders to vote FOR ALL 11 P&G Director Nominees on P&G’s Blue Proxy Card at or before the Company’s shareholder meeting, scheduled for 9 a.m. on Tuesday, October 10 at our executive offices in Cincinnati.
Throughout the proxy contest, many P&G shareholders will receive multiple mailings from both P&G and Trian, each containing a proxy card or other voting instructions. Each side will use a different-colored proxy card and ask shareholders to vote their card at or before the company’s shareholder meeting. In our case, P&G is using the Blue Proxy Card, while Trian is using the white proxy card. Importantly, only the last dated proxy card that shareholders properly execute and return by online, mail or telephone will be counted.
This FAQ is intended to help address shareholder questions regarding this process.
Why Vote Blue
Who Should I Vote For?
P&G is strongly recommending that you vote on the Blue Proxy Card or Blue Voting Instruction Form and vote “FOR ALL” 11 Director Nominees recommended by P&G. We’re asking all shareholders to sign and return only the Blue P&G Proxy Card and not return or vote any white proxy cards sent to you by Trian. If you vote the white Trian card - even if you vote “Withhold” on the Trian nominee - it will cancel any Blue P&G Proxy Card you previously submitted.
Why Should I Support P&G?
The men and women of P&G are delivering growth and shareholder value with a strategy and plan that is working. Our results are improving. We met or exceeded our fiscal 2017 commitments, and now we are focused on further accelerating progress. We want to prevent anything from derailing the work that is delivering improvement. Read more from Chairman of the Board David Taylor.

Why Should I Not Vote For Nelson Peltz To Join Our Board Of Directors? Mr. Peltz has not offered any new or incremental ideas to drive value for P&G consumers and shareholders beyond what your Board and management are already doing. We believe the successful execution of the Company’s existing strategy and plan will deliver value for shareholders. We believe Mr. Peltz has a history of focusing more on the short term in the companies in which he is involved, which is much different from our focus on the short-, mid-, and long-term health and value of the Company. Why Do We Think Our Board Is The Right One To Continue To Lead Us Through The Changes We Need To Make? P&G has a highly qualified and highly experienced Board of Directors, many of whom have run successful businesses and led significant transformations. (You can find a complete list of our Directors here.) Each member of our Board brings a specific set of skills that is aligned with P&G’s strategic priorities and is ideal for overseeing a consumer products company with our global scale, reach and complexity. Our Board members have a balanced, long-term view, and they operate within the Purpose, Values and Principles that have guided our company for 180 years. Mr. Peltz Has Been A Director At Other Large Companies, So Why Not Add Him To The P&G Board? We believe adding Mr. Peltz to the P&G’s Board of Directors risks derailing the strong progress already underway; and “why not” is not a compelling rationale or a sufficient standard for adding a person to P&G’s Board. P&G has a diverse and experienced Board that is actively overseeing our transformation and will continue to be agents of change to improve P&G’s global performance. Our Board members were chosen based on rigorous criteria, with each member bringing a specific set of skills that is aligned with P&G’s strategic priorities and ideal for overseeing a consumer products company with our global scale, reach and complexity. Our Board members are already very actively engaged in overseeing the Company’s plans and applying pressure where needed to successfully execute those plans. While we will continue to listen to Mr. Peltz as we do other shareholders, we do not recommend adding him to the Board. What Happens If Mr. Peltz Does Not Get On P&G’s Board? We cannot predict what Mr. Peltz will do if his efforts to obtain a seat for himself on P&G’s Board are unsuccessful. As long as Trian holds shares of P&G stock, we will continue to have open dialogue with them as we do with all investors. We will continue to be receptive to ideas from all shareholders that help drive profitable growth and enhance consumer and shareholder value.

Proxy and Voting Information
When Should Shareholders Receive Their Proxy Materials?
Depending on your location, you should receive your proxy materials by mid-August. P&G is mailing Blue Proxy Cards or Blue Voting Instruction Forms with its proxy materials to shareholders. Shareholders may also receive a white proxy card from Trian seeking votes to elect its founder Nelson Peltz as an alternative Director nominee for election to the Board of Directors at the annual meeting.
How Do I Vote By Proxy?
If you want to vote for the Company’s nominees, most shareholders can vote by proxy in three ways:
By Internet — You can vote via the Internet by following the instructions on the Blue Proxy Card or Blue Voting Instruction Form; By Telephone — In the United States and Canada, you can vote by telephone by following the instructions on the Blue Proxy Card or Blue Voting Instruction Form; or By Mail — You can vote by mail by signing and dating the Blue Proxy Card or Blue Voting Instruction Form and returning it in the postage-paid envelope provided with the proxy statement. If you sign your Blue Proxy Card but do not specify how you want your shares to be voted, they will be voted as the Board recommends. More detailed information on how to vote can be found here.
When Is The Cut-Off For Voting My Proxy?
If you hold your shares in registered form, your vote(s) must be received before the polls close at the annual meeting which begins at 9 a.m. Eastern Daylight Time on Tuesday, October 10.
If you hold your shares through a bank or brokerage firm, your vote(s) should be received at your bank or brokerage firm no later than 11:59 p.m. (Eastern Daylight Time) on Wednesday, October 4.

Why Have I Received More Than One Proxy Card?
Many shareholders hold their shares in more than one account and may receive separate proxy cards or voting instruction forms for each of those accounts. It is very important to submit a vote for each account in which you hold shares. Additionally, both sides in the proxy contest may send a proxy card each time they send a letter or other information, so you may receive many proxy cards from P&G and Trian between now and the P&G Annual Shareholder Meeting. Once you are sure that you have voted each of your accounts, you do not need to vote again unless you want to change your vote or want to be sure your shares are voted. Only the last dated proxy card you submit for each account will be counted.
I Have Multiple Blue And White Cards. What Should I Do?
Vote every Blue Proxy Card and Blue Voting Instruction Form that you receive. You will receive a Blue Proxy Card or Blue Voting Instruction Form for every account you own that has P&G stock, and you need to separately vote these Blue forms for every account in order to vote all of your shares. P&G recommends that you discard all white Trian cards.
The Voting Instruction Form Card I Received Has A Blue Side And A White Side. Is This The Blue Card Or The White Card?
If you received a voting card that is partially blue and says “Blue Voting Instruction Form” on the bottom left, it is the Blue Voting Instruction Form and P&G recommends that you vote by following the instructions on that form. The white portion is for you to sign and execute and return by mail or you can simply vote by internet or telephone.
What Should I Do With The White Proxy Card?
The P&G Board of Directors recommends you simply disregard the white Trian proxy card. Please do not return the white proxy card, even as form of protest against Trian and/or Nelson Peltz. If you have previously signed a white proxy card sent to you by Trian, you may change your vote at any time and revoke your prior proxy by signing and dating the Blue Proxy Card and returning it in the postage-paid envelope you received or by voting via the Internet or by telephone by following the instructions on the Blue Proxy Card.

How Did Trian Get My Name And Address?
P&G is legally required to make shareholders lists available to Trian solely for purposes of this proxy solicitation. Trian signed a Confidentiality Agreement with P&G prior to receiving the shareholder list and is legally obligated to use the shareholder information only for purposes of communicating to shareholders about the proxy contest.
Can A Vote Be Changed Or Revoked After A Proxy Card Is Returned?
Yes. You have every proper and legal right to change or revoke your proxy at any time before it is exercised at the annual meeting by Internet, telephone, or mail or by attending the annual meeting and voting in person (with certain exceptions as noted in the next question).
If you have previously signed a white proxy card sent to you by Trian, you may change your vote and revoke your prior proxy by signing and dating the Blue Proxy Card and returning it in the postage-paid envelope you received or by voting via the Internet or by telephone by following the instructions on the Blue Proxy Card.
Submitting a white Trian proxy card - even if you withhold your vote on Nelson Peltz, the Trian nominee - will revoke any vote you previously made via the P&G Blue Proxy Card. If you wish to vote pursuant to the recommendation of the P&G Board, you should disregard any proxy card that you receive that is not a BLUE proxy card and not return any white proxy card that you may receive from Trian.
It is important to note that only the latest dated vote will count at the annual meeting.
Can I Vote In Person At The Annual Meeting Instead Of Voting By Proxy?
We encourage you to vote your proxy by Internet, telephone, or mail prior to the meeting, even if you plan to attend in person. However, you can vote in person with the following exclusions:
If shares are held in a P&G Employee Plan, they cannot be voted at the annual meeting. These shares must be voted by 11:59 p.m. (Eastern Time) on October 4.
If shares are held through a bank or broker, a shareholder must request a “legal proxy” from their custodian in order to vote at the annual meeting.

What Are The Voting Procedures And What Vote Is Required For Approval Of Proposals?
Election of Directors—If Trian proceeds with its alternative nomination, the number of Director nominees will be 12, which exceeds the number of Directors to be elected. As provided in the Company’s Amended Articles of Incorporation, in such a situation, the 11 nominees who receive the greatest number of votes cast will be elected.
Proposals 2 through 7 require the affirmative vote of a majority of shares participating in the voting on each proposal for approval.
Proposal 8 requires the affirmative vote of a majority of the outstanding shares entitled to vote on this proposal at the 2017 Annual Meeting.
Will My Control Number Be The Same For All Of My Accounts? Will It Be The Same For P&G’s And Trian’s Materials?
No. You will have a different control number for each account you own that has P&G stock. If Trian mails materials to you, their materials will also have a different control number for each account that does not match the control numbers on P&G’s materials.
What Is The Difference Between A “Shareholder Of Record” And A “Beneficial Shareholder” Of Shares Held In Street Name?
You are the “shareholder of record” for any P&G shares that you own directly in your name or in an account with P&G’s stock transfer agent Wells Fargo Shareowner Services. Many US employees hold DSPP shares this way with Wells Fargo.
You are a “beneficial shareholder” of shares held in street name if your P&G shares are held in an account with a broker, bank, or other nominee as custodian on your behalf. The broker, bank, or other nominee is considered the shareholder of record of these shares. As the beneficial owner, you have the right to instruct the broker, bank, or other nominee on how to vote your P&G shares. If you do not send back a vote by mail or internet or telephone, your shares will not be voted.

P&G’s Annual Shareholder Meeting
Can I Attend The Annual Meeting In Person If I Have Already Voted?
P&G’s annual shareholder meeting will take place on Tuesday, October 10, 2017 at 9:00 a.m. Eastern Daylight Time at The Procter & Gamble Company General Offices, 1 Procter & Gamble Plaza, Cincinnati, Ohio 45202. If you plan to attend the meeting, you must be a shareholder of The Procter & Gamble Company as of August 11, 2017, the record date.
Photo identification will be required for entrance to the meeting. You should also bring the following evidence that you are a shareholder of record:
If you are a registered holder, you can bring a copy of your proxy card; or
If you hold through a bank or brokerage firm, you must bring a copy of either your Voting Instruction Form or a copy of your brokerage statement as evidence of your stock ownership as of the record date.
You must bring such evidence with you in order to be admitted to the meeting. If you are acting as a proxy, we will need to review a valid written legal proxy signed by the owner of the common stock granting you the required authority to vote the owner’s shares.
Can I Listen To The Annual Meeting On-Line?
If you are not able to attend the meeting in person, you may join a live audiocast of the meeting on the Internet by visiting www.pginvestor.com at 9:00 a.m. Eastern Daylight Time on October 10, 2017.
Other Questions
What Can I Do If I Have Further Questions?
If you have any questions, please contact D.F. King & Co., Inc. or Mackenzie Partners, Inc., our proxy solicitors assisting us in connection with the annual meeting, by calling toll free (877) 361-7966 or (800) 322-2885 or emailing P&G@dfking.com or P&G@mackenziepartners.com.

VOTE THE BLUE PROXY CARD TODAY
Online Voting Is Quick And Easy To Use
Find your unique control number in the box located next to the arrow ( ) on your blue proxy or blue notice card.
HOW TO VOTE
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Home FromtheCEO OurBoard Our Results OurPlan FAQ Vote the Blue Proxy Card Your vote Is extremely important. The P&G Board of Directors and management team strongly recommend that you vote the Blue Proxy Card for all 11 of P&G’s highly qualified and diverse director nominees. VOTEONLINE VOTEBYMAIL VOTE BY PHONE Scroll for Instructions How toVote The Blue Card WHAT YOU'LL RECEIVE FOR YOUR ACCOUNT TYPE DIRECT STOCK PURCHASE PLAN (DSPP) OR (SIP) P&G STOCK PLANS BROKER OR BANK ACCOUNTS HOW TO VOTE VOTE ONLINE VOTE BY PHONE VOTE BY MAIL

What you’ll receive as a shareholder You will receive different mailings if you own shares in different accounts. To support P&G’s Board, you need to vote a Blue Proxy Card or Blue Voting Instruction Form (VIF) for each and every account holding P&G shares: Direct Stock Purchase Plan (DSPP) or Shareholder Investment Plan (SIP) Shares owned in the Direct Stock Purchase Plan (DSPP), which used to be called the Shareholder Investment Plan (SIP). You may also have other accounts and shares registered directly in your name with our transfer agent, Wells Fargo. If you exercised stock options and retained the shares, they are held in the DSPP by Wells Fargo. How to Vote for DSPP (SIP) and other accounts held with Wells Fargo: Vote Online Vote By Phone Vote By Mail All P&G Stock Plans and Broker or Bank Accounts with > 100 shares Shares owned in P&G Stock Plans, (e.g., Profit Sharing Trust (PST), ISOP, 401K) and broker or bank accounts with more than 100 shares. How to Vote for All P&G Stock Plans and Broker or Bank Accounts with > 100 Shares: Vote Online Vote By Phone Vote By Mail Broker or Bank Accounts with < 100 shares Shares owned in Broker or Bank Accounts. Fewer than 100 shares owned in a Broker or Bank Account. How to Vote for Broker or Bank Accounts with < 100 shares: Vote Online

To vote with P&G, vote the Blue Proxy Card or Blue Voting Instruction Form. DO NOTHING WITH THE WHITE TRIAN MATERIALS. Discard them. Based on your account holding, you will receive similar material from Trian that will say “White Proxy Card” or “White Voting Instruction Form.” DISCARD THEM. How to Vote Based on the type of shares/accounts you own you can vote in the following ways: VOTE ONLINE 1. Locate the Control Number featured on your BLUE Proxy Card or BLUE Voting Instruction Form 2. Access the designated voting site 3. Follow the instructions provided AVAILABLE FOR THESE ACCOUNT TYPES: DIRECT STOCK PURCHASE PLAN (DSPP) or (SIP) P&G STOCK PLANS BROKER OR BANK ACCOUNTS VOTE BY PHONE 1. Locate the Control Number featured on your BLUE Proxy Card or BLUE Voting Instruction Form 2. Dial the designated telephone number AVAILABLE FOR THESE ACCOUNT TYPES: DIRECT STOCK PURCHASE PLAN (DSPP) or (SIP) P&G STOCK PLANS

VOTE BY MAIL Sign, date and return your BLUE Proxy Card in the postage-paid envelope provided AVAILABLE FOR THESE ACCOUNT TYPES: DIRECT STOCK PURCHASE PLAN (DSPP) or (SIP) P&G STOCK PLANS CONTACT US FOR VOTING QUESTIONS If you have any questions about how to vote your shares, or need additional assistance, please contact our proxy solicitors, D.F. King & Co., Inc. at (877) 361-7966 or MacKenzie Partners, Inc. at (800) 322-2885. P&G Is On The Right Track David S. Taylor Chairman of the Board, President and Chief Executive Officer VIEW THE MESSAGE HOME FROM THE CEO OUR BOARD OUR RESULTS OUR PLAN HOW TO VOTE

Forward-Looking Statements

Certain statements in this release or presentation, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives, and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are based on current expectations and assumptions, which are subject to risks and uncertainties that may cause results to differ materially from those expressed or implied in the forward-looking statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise.

Risks and uncertainties to which our forward-looking statements are subject include, without limitation: (1) the ability to successfully manage global financial risks, including foreign currency fluctuations, currency exchange or pricing controls and localized volatility; (2) the ability to successfully manage local, regional or global economic volatility, including reduced market growth rates, and to generate sufficient income and cash flow to allow the Company to affect the expected share repurchases and dividend payments; (3) the ability to manage disruptions in credit markets or changes to our credit rating; (4) the ability to maintain key manufacturing and supply arrangements (including execution of supply chain optimizations, and sole supplier and sole manufacturing plant arrangements) and to manage disruption of business due to factors outside of our control, such as natural disasters and acts of war or terrorism; (5) the ability to successfully manage cost fluctuations and pressures, including prices of commodity and raw materials, and costs of labor, transportation, energy, pension and healthcare; (6) the ability to stay on the leading edge of innovation, obtain necessary intellectual property protections and successfully respond to changing consumer habits and technological advances attained by, and patents granted to, competitors; (7) the ability to compete with our local and global competitors in new and existing sales channels, including by successfully responding to competitive factors such as prices, promotional incentives and trade terms for products; (8) the ability to manage and maintain key customer relationships; (9) the ability to protect our reputation and brand equity by successfully managing real or perceived issues, including concerns about safety, quality, ingredients, efficacy or similar matters that may arise; (10) the ability to successfully manage the financial, legal, reputational and operational risk associated with third party relationships, such as our suppliers, distributors, contractors and external business partners; (11) the ability to rely on and maintain key company and third party information technology systems, networks and services, and maintain the security and functionality of such systems, networks and services and the data contained therein; (12) the ability to successfully manage uncertainties related to changing political conditions (including the United Kingdom’s decision to leave the European Union) and potential implications such as exchange rate fluctuations and market contraction; (13) the ability to successfully manage regulatory and legal requirements and matters (including, without limitation, those laws and regulations involving product liability, intellectual property, antitrust, privacy, tax, environmental, and accounting and financial reporting) and to resolve pending matters within current estimates; (14) the ability to manage changes in applicable tax laws and regulations including maintaining our intended tax treatment of divestiture transactions; (15) the ability to successfully manage our ongoing acquisition, divestiture and joint venture activities, in each case to achieve the Company’s overall business strategy and financial objectives, without impacting the delivery of base business objectives; and (16) the ability to successfully achieve productivity improvements and cost savings and manage ongoing organizational changes, while successfully identifying, developing and retaining key employees, including in key growth markets where the availability of skilled or experienced employees may be limited. For additional information concerning factors that could cause actual results and events to differ materially from those projected herein, please refer to our most recent 10-K, 10-Q and 8-K reports.

Important Additional Information and Where to Find It

The Company has filed a definitive proxy statement on Schedule 14A and form of associated BLUE proxy card with the Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies for its 2017 Annual Meeting of Shareholders (the “Definitive Proxy Statement”). The Company, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the 2017 Annual Meeting. Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in the Definitive Proxy Statement. Details concerning the nominees of the Company’s Board of Directors for election at the 2017 Annual Meeting are included in the Definitive Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO AND ACCOMPANYING BLUE PROXY CARD, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a free copy of the Definitive Proxy Statement and other relevant documents that the Company files with the SEC from the SEC’s website at www.sec.gov or the Company’s website at http://www.pginvestor.com as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.